EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2004 relating to the financial statements and financial statement schedules of Commonwealth Telephone Enterprises, Inc., which appears in Commonwealth Telephone Enterprises, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania,
August 18, 2004